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                                                                  EXHIBIT 10.4


                         [BARCLAYS BANK PLC LETTERHEAD]


PRIVATE & CONFIDENTIAL                          Your Ref:
The Directors                                   Our Ref:
L K Global Information Systems (UK) Plc         Direct Dial: (0171) 445 2581
Dukes Court, Dukes Street                       Facsimile: (0171) 445 2576
1st Floor, Block D
WOKING
Surrey GU21 5BH


                                                25th November 1997




Dear Sirs

Barclays Bank PLC (the "Bank") is pleased to offer an overdraft facility (the "Facility") up to a gross limit of L.2,500,000 (two million, five hundred thousand pounds sterling) and a net limit of L.2,500,000 (two million, five hundred thousand pounds sterling) to L K Global Information Systems (UK) Plc (the "Parent") and its subsidiaries named below and L K Global Information Systems BV. The Parent and each such subsidiary and L K Global Information Systems BV named below (including any additional subsidiary admitted under paragraph 8 below) are referred to individually as a "Borrower" and collectively as the "Borrowers". The gross and net limits include an excess facility of L.500,000 (five hundred thousand pounds) which expires on the 31st January 1998 when the limit reduces to L.2,000,000 (two million pounds sterling) gross and net.

After completion of the acceptance formalities specified in paragraph 15 below, the Facility will be available for drawing by the Borrowers, subject to the terms and conditions stated below.

The Bank is also prepared to provide the Borrowers with ancillary facilities as detailed in Schedule A attached.

1.    The Facility

      The Facility will be available under the Composite Accounting System ("CAS") in accordance with a Composite Accounting Agreement made between the Borrowers and the Bank. Interest will be chargeable at a margin of 2 l/2% per annum over the Bank's Base Rate current from time to time. Interest will be calculated on the net indebtedness






            Regulated by IMRO and the Personal Investment Authority. Barclays Bank PLC represents only the Barclays marketing Group for life assurance, pensions and unit trust business


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      for the time being owing by the Borrowers under the Facility (after deduction of any credit balances on the CAS Accounts).

      Accrued interest will be debited to the relevant CAS Accounts quarterly in arrears on the Bank's normal quarterly charging dates in March, June, September and December of each year, or at such other times as may be determined by the Bank. Interest will accrue from day to day (after as well as before judgement) and be calculated on the basis of actual days elapsed over a 365 day year.

      Any unauthorised excesses will attract an interest rate of 5% above Barclays Bank PLC Base Rate current from time to time.

2.    Facility Limits

      The gross indebtedness owing by the Borrowers under the Facility (before deduction of any credit balances on the CAS Accounts) shall not at any time exceed the gross facility limit stated above and the net indebtedness owing by the Borrowers under the Facility (after deduction of any such credit balances) shall not at any time exceed the net facility limit stated above.

      Name of Borrower:

      L K Global Information Systems (UK) Plc
      L K Global Information Systems BV
      L K Global Healthcare Systems (UK) Plc
      L K Global Manufacturing Systems (UK) Ltd
      L K Global Hospitality Systems (UK) Plc
      L K Global Construction Systems (UK) Ltd
      L K Global Financial Systems (UK) Ltd
      L K Global Field Engineering (UK) Plc
      L K Global Commercial Systems (UK) Ltd
      L K Global Human Resources (UK) Ltd
      L K Global Software Engineering (UK) Ltd

3.    Availability

      All money owing by each Borrower under the Facility is repayable upon written demand by the Bank at any time. Any undrawn amount of the Facility may be cancelled by the Bank at any time. After such demand or cancellation, no further drawing may be made by any Borrower under the Facility.

      Any money not paid following a demand under this paragraph shall continue to carry interest as calculated in accordance with paragraph 1. Interest shall, if unpaid, be compounded on the Bank's normal quarterly charging dates. Interest will continue to be charged and compounded on this basis after as well as before judgement.

      The Borrowers jointly and severally agree to indemnify the Bank on demand against any loss or expense which the Bank may sustain or incur as a consequence of any such

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      cancellation or demand or any default or delay by a Borrower in the payment of any amount when due under this facility letter.

      In the absence of demand or cancellation by the Bank, the Facility is available for utilisation until 31st January 1998 (the "Review Date"), The Bank will be pleased to discuss the Borrower's future requirements shortly before the Review Date and the Facility may continue for a further period if expressly agreed in writing by the Bank, (in its entire discretion without any obligation to do so).

      The rights of set-off conferred on the Bank by each Borrower under the CAS Agreement and the CAS Guarantee to which it is a party may be exercised by the Bank without the Bank first making a demand for payment of any liability represented by the debit balance which is to be satisfied by the exercise of such right. The amount for the time being standing to the debit or credit of each CAS Account will be treated, for all purposes of such CAS Agreement and each such CAS Guarantee, as immediately due and payable.

4.    CAS Accounts

      Each Borrower represents and warrants to the Bank that it is and will remain the beneficial owner of all amounts for the time being standing to the credit of its CAS Account with the Bank. Each Borrower also undertakes that it will not at any time assign, charge or otherwise alienate or encumber any of its rights to such amounts (except in favour of the Bank) or permit any charge or other encumbrance to subsist over such rights.

5.    Information

      The Borrowers undertake to provide the Bank with:

      (1) copies of their audited consolidated profit and loss account and balance sheet as soon as they are available and not later than 180 days from the end of each accounting reference period, together with any other information which the Bank may request from time to time.

      (2) Management accounts on a monthly basis, to be received by the Bank within 21 days of the end of the relevant period. These are to include detailed Profit and Loss Account with Budget Comparison, Balance Sheet and cash flow statements in a form acceptable to the Bank,

      (3) Debenture monitoring figures on a monthly basis to be provided on the Bank's standard form, and received within 21 days of the end of the relevant period.

The Borrower shall, within 21 days of the last day of the month under review, provide to the Bank such information as the Bank may require to enable it to monitor compliance.

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Notwithstanding this provision, the facilities offered under this Letter shall remain repayable on demand by the Bank at any time, whether or not the Borrower has complied with the above formulae.

6.    Change of Circumstances

      In the event of any change in applicable law or regulation or in the existing requirements of, or any new requirements being imposed by, the Bank of England or other regulatory authority (whether or not having the force of law) the result of which, in the sole opinion of the Bank, is to increase the cost to it of funding, maintaining or making available amounts drawn under the Facility (or any undrawn amount of the Facility) or to reduce the effective return to the Bank, then each Borrower shall pay to the Bank such sum as may be certified by the Bank to such Borrower as being necessary to compensate the Bank for such increased cost or such reduction.

7. Authority of Parent to agree changes to the composition of the Borrowers and to extend, renew and/or vary the Facility

      By countersigning this facility letter, each Borrower (other than the Parent) irrevocably authorises the Parent (which is hereby appointed the agent of each Borrower for such purposes) from time to time (i) to agree with the Bank in writing to add any further subsidiary or subsidiaries as a Borrower or Borrowers, and/or (ii) to remove any subsidiary as a Borrower, and/or (iii) to extend or renew the Facility, or increase or reduce the limit and (if applicable) sub-limits and the interest margin applicable to the Facility and/or to vary the other terms applicable to the Facility as the Parent may determine, and or (iv) to sign any document and perform any act on behalf of the Borrowers (or any of them) required to effect or implement any of the foregoing or to record or restate the terms for the time being applicable to the Facility (as extended or renewed if applicable). Each change so agreed by the Parent shall be binding on each Borrower and the Bank may assume that all requisite approvals (if any) have been obtained by the Parent from the other Borrowers. The authority hereby conferred on the Parent shall continue after the Review Date. The terms applicable to the Facility will continue in full force and effect, save as expressly amended thereby.

      Any demand for payment or any other demand or notice to a Borrower may be sufficiently made or given by the Bank to such Borrower by posting it to or leaving it at the Parent's last known place of business or (at the Bank's option) at the Parent's registered office.

8.    Admission of a New Participating Subsidiary

      The admission of a new subsidiary (a "New Participating Subsidiary") shall take effect at the commencement of the fifth business day after the delivery to the Bank of the following documents in form and substance satisfactory to the Bank:

      (a) an agreement supplemental to this facility letter signed by the Parent and the New Participating Subsidiary;

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                                       5


      (b) an agreement supplemental to the CAS Agreement signed by the Parent and the New Participating Subsidiary, together with a CAS Guarantee signed by the New Participating Subsidiary and a CAS Guarantee signed by the Parent

      (c) a certified true copy of a resolution of the New Participating Subsidiary's Board of Directors:

            (i) accepting the Facility on the terms and conditions stated herein, approving the terms of the documents referred to in sub-paragraphs (a) and (b) above to which the New Participating Subsidiary is a party and authorising a specified person, or persons, to sign and return to the Bank each such document on its behalf,

            (ii) authorising the Bank to accept instructions and confirmations in connection with the operation of the Facility signed in accordance with the Bank's mandate current from time to time.

            (iii) appointing the Parent to act as agent of the New Participating
                  Subsidiary for the purposes contemplated in paragraph 7 above and paragraph 12 below

      (d) a certified true copy of a resolution of the Parent's Board of Directors, approving the admission of the new Participating Subsidiary and approving the terms of the documents referred to in sub-paragraphs (a) and (b) above to which the Parent is a party and authorising a specified person, or persons, to sign and return to the Bank each such document on its behalf

      The Bank shall not be bound to admit a new subsidiary under the above procedure if the Bank considers that its admission might result in a breach of Section 151 of the Companies Act 1985 (prohibition of financial assistance by a company for acquisition of its own shares).

9.    Security

      In addition to the CAS agreement and CAS Guarantees, the Borrowers obligations hereunder will be secured by:

      1)    Debentures on the Bank's standard form given by:

                  L K Global Information Systems (UK) PLC dated 13/9/96 L K Global Commercial Systems (UK) Ltd dated 13/9/96
                  L K Global Human Resources (UK) Ltd dated 13/9/96 &
                  L K Global Software Engineering (UK) Ltd dated 13/9/96

      2) A first legal assignment and charge of copyright and design right by way of security (to include Aremis) by L K Global Information Systems BV.

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                                       6


      3) A charge over an approved life policy on the life of Brian Rogers with a minimum face value of L.250,000.

      4) Existing guarantees by Dr. L.K. Kyprianou details as follows, all of which are supported by a first legal charge over Flat 11, 45 Lowndes Square, London SW 1 by way of side letter dated 13th March 1996.

                  L.500,000 guarantee in favour of L.K. Global Construction Systems (UK) Ltd by deed dated 3rd October 1995.

                  L.50,000 guarantee in favour of L.K. Global Financial Systems
                  (UK) Ltd., by deed dated 31st August 1995.

                  L.500,000 guarantee in favour of L.K. Global Healthcare Systems (UK) PLC by deed dated 11th October 1994.

                  L.350,000 guarantee in favour of L.K. Global Healthcare Systems (UK) PLC by deed dated 31st August 1995.

                  L.250,000 guarantee in favour of L.K. Global Healthcare Systems (UK) PLC by deed dated 16th October 1995.

                  L.500,000 guarantee in favour of L.K. Global Healthcare Systems (UK) PLC by deed dated 14th February 1996.

                  L.755,000 guarantee in favour of L.K. Global Hospitality Systems (UK) PLC by deed dated 9th June 1994.

                  L.1,000,000 guarantee in favour of L.K. Global Manufacturing Systems (UK) Ltd by deed dated 29th March 1995,

      5) A charge over Barclays Life Assurance Co. Ltd., policy number 016146091Z on the life of Dr. L.K. Kyprianou by deed dated 9th August 1996.

      6) A charge over Hill Samuel Life Assurance Policy Nos, 04058952Z/001 & 04058951P/001 on the life of Dr. L.K. Kyprianou by deeds dated
            31st March 1995.

      7) A Cross Guarantee and Debenture on the Bank's standard form dated 11th September 1995. between:

                  L K Global Healthcare Systems (UK) PLC
                  L K Global Hospitality Systems (UK) PLC
                  L K Global Manufacturing Systems (UK) Ltd
                  L K Global Insurance Systems (UK) Ltd
                  L K Global Financial Systems (UK) Ltd
                  L K Global Field Engineering (UK) PLC
                  IGS Leisure Technology Ltd
                  Sennen Computers PLC & Genisyst Ltd

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      8)    Cross Guarantees between L K Global Healthcare Systems (UK) PLC and
            Timemaster Systems Ltd., by deeds dated 12th September 1995.

      9) A Debenture on Bank's standard form by Timemaster Systems Ltd by deed dated 12th September 1995.

      10) Cross Guarantees between L K Global Healthcare Systems (UK) PLC and L K Global Construction Systems (UK) Ltd., by deeds dated 3rd October 1995.

      11) A Debenture on Bank's standard form by L K Global Construction Systems (UK) Ltd by deed dated 3rd October 1995.

      12) Cross Guarantees between L K Global Healthcare Systems (UK) PLC and Advanced Medical Computer Systems Ltd., by deeds dated 16th October 1995.

      13) A Debenture on Bank's standard form by Advanced Medical Computer Systems Ltd., by deed dated 16th October 1995.

      14) Cross Guarantees between L K Global Healthcare Systems (UK) PLC and Briter Computer Systems Ltd., by deeds dated 3rd October 1995.

      15) A Debenture on Bank's standard form by Briter Computer Systems Ltd., by deed dated 3rd October 1995.

      16) An Assignment and Charge of Copyright and Design Right by way of security in the name of L.K. Global Construction Systems (UK) Ltd., by deed dated 3rd October 1995,

      17) An Assignment and Charge of Copyright and Design Right by way of security in the name of Briter Computer Systems Ltd., by deed dated 3rd October 1995.

      18) An Assignment and Charge of Copyright and Design Right by way of security in the name of L K Global Healthcare Systems (UK) PLC by deed dated 31st October 1994.

      19) An Assignment and Charge of Copyright and Design Right by way of security in the name of Genisyst Ltd., by deed dated 31st October 1994.

      20) An Assignment and Charge of Copyright and Design Right by way of security in the name of Timemaster Systems Ltd., by deed dated 12th September 1995.

      21) An Assignment and Charge of Copyright and Design Right by way of security in the name of Advanced Medical Computer Systems Ltd., by deed dated 16th October 1995.

      22) An Assignment of Charge of Copyright and Design Right by way of security in the name of L K Global Hospitality Systems (UK) PLC by deed dated 9th June 1994.

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                                       8


      23) An Assignment and Charge of Copyright and Design Right by way of security in the name of L K Global Manufacturing Systems (UK) Ltd., by deed dated 31st March 1995.

            and any other security which is now held or hereafter may be held by the Bank all of which security is to be available as cover for all liabilities of the Borrower, whether actual or contingent to the Bank at any time.

10.   Fees and Expenses

      The Borrowers jointly and severally undertake to reimburse to the Bank on demand on a full indemnity basis (whether or not the Facility is utilised) all valuation and legal fees and other out-of-pocket expenses (including
      VAT), if any, incurred or chargeable by the Bank in connection with the valuation or revaluation of any security held by the Bank or the enforcement and preservation by the Bank of its rights under this facility letter (and the documents referred to herein) and the Bank may debit such fees and expenses to such accounts of the Borrowers with the Bank as the Bank may determine without further authority from the Borrowers.

      All time spent by the Relationship Manager and/or their clerical support staff in the necessary monitoring and control of this facility will be assessed at the prevailing rate and will be applied to the account at the time of quarterly commission charge or ancillary costs will be charged at the time they are incurred. Prevailing rates are available on request.

      The Borrowers jointly and severally undertake to reimburse to the Bank on demand on a full indemnity basis all legal fees and other out of pocket expenses (including VAT), if any, in connection with the security to be taken to secure this facility.

11.   Interpretation

      In this facility letter:

      (a) "business day" excludes Saturdays, Sundays, bank and public holidays;

      (b) "CAS Account" means an account of a Borrower with the Bank within a CAS arrangement for the time being in force between them;

      (c) "indebtedness" includes any obligation for the payment or repayment of money, whether present or future, actual or contingent;

      (d) "subsidiary" has the meaning attributed to the expression "subsidiary undertaking" in Section 258 of the Companies Act 1985.

      Reference to any statutory provision includes any amended, extended or re-enacted version of it with effect from the date on which it comes into force. Reference to this facility letter or any other document includes this facility letter or such document as amended, extended, supplemented or restated in any manner from time to time and/or

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      any document which amends, extends, supplements or restates this facility letter or such document.

12.   Governing Law and Jurisdiction

      This Agreement shall be governed by and construed in accordance with English Law.

      The English court is to have jurisdiction to settle any disputes which may arise in connection with this facility letter (and the documents referred to herein) and each Borrower hereby irrevocably submits, for the Bank's exclusive benefit, to the jurisdiction of the English court (but without prejudice to the Bank's right to commence proceedings against any Borrower in any other jurisdiction) and irrevocably waives any objections on the ground of venue or forum non conveniens or any similar grounds.

      Any writ, judgement or notice of legal process shall be sufficiently served on a Borrower which is a company registered outside England and Wales if delivered to the Parent at its registered office or its existing or last known place of business in England and each such Borrower irrevocably appoints the Parent to act as its agent for service of such process.

13.   Conditions Precedent

      1) The overdraft facility is subject to any future Company acquisitions being taken into the Bank's security net by those companies giving the Bank a first Debenture and entering into the CAS documentation.

14.   Period for Acceptance of this Offer

      This offer will remain available for a period of one month from the date of this facility letter after which it will lapse if not accepted by the Borrowers.

15.   Acceptance

      Before the Facility may be utilised, the Parent shall provide the Bank with the following in form and substance satisfactory to the Bank:

      (a) the enclosed duplicate of this facility letter, together with a CAS Agreement and a CAS Guarantee, duly signed on each Borrower's behalf;

      (b) a certified true copy of a resolution of the Board of Directors of the Parent:

            (i) accepting the Facility on the terms and conditions stated above and approving the terms of the CAS Agreement and the CAS Guarantee to be given by it;

            (ii) authorising a specified person or persons to sign and return to the Bank the duplicate of this facility letter.

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                                       10


            (iii) authorising the Bank to accept instructions in connection with the operation of the Facility signed in accordance with the Bank's signing mandate current from time to time;

            (iv) accepting the appointment of the Parent as agent of the Borrowers for the purposes set out in paragraph 7 and paragraph 12 above; and

      (c) a certified true copy of a resolution of the Board of Directors of each Borrower (except the Parent):

            (i) accepting the Facility on the terms and conditions stated herein and approving the terms of the CAS Agreement and the CAS Guarantee to be given by it;

            (ii) authorising a specified person, or persons, to sign and return to the Bank the duplicate of this facility letter;

            (iii) authorising the Bank to accept instructions in connection with the operation of the Facility signed in accordance with the Bank's signing mandate current from time to time;

            (iv) appointing the Parent to act as agent of the Borrower for the purposes contemplated in paragraph 7 and paragraph 12 above.

Yours faithfully
for and on behalf of
BARCLAYS BANK PLC



/S/ D.L. ILINES
D.L. INES
SENIOR CORPORATE MANAGER

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                                                                     Page 1 of 2


                                  SCHEDULE "A"

ANCILLARY FACILITIES

FACILITY

      L K GLOBAL HEALTHCARE SYSTEMS (UK) PLC

      (1)   A Company Barclaycard limit of L.7,000 (seven thousand pounds).
      (2) A Branch Originated Bankers Automated Clearing System (BOBS) limit of L.200,000 (two hundred thousand pounds).

      L K GLOBAL INFORMATION SYSTEMS (UK) PLC

      (1)   A Company Barclaycard limit of L.8,000 (eight thousand pounds).
      (2) A Branch Originated Bankers Automated Clearing System (BOBS) limit of L.40,000 (forty thousand pounds).

      L K GLOBAL HOSPITALITY SYSTEMS (UK) PLC

      (1)   A Company Barclaycard limit of L.5,000 (five thousand pounds).
      (2) A Branch Originated Bankers Automated Clearing System (BOBS) limit of L.150,000 (one hundred and fifty thousand pounds).
      (3) The Bank will undertake the negotiation of currency cheques and similar items to a maximum of L.20,000 (twenty thousand pounds) outstanding at any one time, with full recourse to the company.

      L K GLOBAL FIELD ENGINEERING (UK) PLC

      (1) A Branch Originated Bankers Automated Clearing System (BOBS) limit of L.50,000 (fifty thousand pounds).

      L K GLOBAL CONSTRUCTION SYSTEMS (UK) LTD

      (1)   A Company Barclaycard limit of L.5,000 (five thousand pounds).

      (2) A Branch Originated Bankers Automated Clearing System (BOBS) limit of 60,000 (sixty thousand pounds).

      L K GLOBAL MANUFACTURING SYSTEMS (UK) LTD

      (1) A Company Barclaycard limit of L.7,500 (seven thousand five hundred pounds).

      (2) A Branch Originated Bankers Automated Clearing System (BOBS) limit of L.120,000 (one hundred and twenty thousand pounds).

      (3) The Bank will undertake the negotiation of currency cheques and similar items to a maximum of L.30,000 (thirty thousand pounds) outstanding at any one time, with full recourse to the Company.


PURPOSE/AVAILABILITY

NEGOTIATION OF STERLING/FOREIGN CURRENCY CHEQUES AND BILLS OF EXCHANGE PAYABLE ABROAD

The Bank will purchase, with recourse, suitable foreign currency and sterling cheques payable abroad and/or approved foreign currency or sterling bills of exchange payable abroad. The suitability of those cheques and bills of exchange which the Bank is prepared to purchase is entirely at the discretion of the Bank, and is subject to the latest revision of the Uniform Rules for the Collection of Commercial Paper. Pricing will be decided on a case by case basis. The negotiation facility may be withdrawn by the Bank at any time, subject to the clearance of any outstanding items, and the Bank's right of recourse to the Company.

COMPANY BARCLAYCARD

Company Barclaycards may be used to provide a means of credit to assist with the payment of expenses incurred by representatives and for other costs. Company Barclaycards are repayable in line with the terms and conditions relating to the card.

BRANCH ORIGINATED BANKERS AUTOMATED CLEARING SYSTEM (BOBS) LIMITS

To facilitate the payment of wages, salaries and purchase ledger payments. The facility may be withdrawn by the Bank at any time.

L K GLOBAL INFORMATION SYSTEMS (UK) PLC

Minutes of a meeting of the Board of Directors held on Sunday, 7th December 1997 at Lowndes Square, London, SW19JT


Present:  DR. LYCOURGOS KYDRIANOU
          NOEL REGINALD VOICE



There was produced to the meeting a Facility Letter dated 25th November 1997 from Barclays Bank Plc (the "Bank") Hanover Square Corporate Banking Centre to the Company setting out the terms and conditions upon which the Bank is prepared to lend to the Company an Overdraft of L.2,500,000.(two million five hundred thousand pounds sterling) gross L.2,500,000 (two million, five hundred thousand pounds) net.


IT WAS RESOLVED

1. The terms and conditions stated of the Facility stated therein and, the terms of the CAS Agreement and CAS Guarantees to be given the subsidiaries are hereby approved and accepted.

2. That Dr. Kydrianou be and is hereby authorised to sign on behalf of the Company the copy of the said Facility Letter to indicate acceptance of the terms and conditions stated therein.

3. The Bank is hereby authorised to accept instructions in connection with the operation of the Facility signed in accordance with the Bank's signing mandate current from time to time.

4. The Board of Directors hereby accept its appointment as Parent as agent of the Borrowers for the purposes set out in paragraph 7 and paragraph 12.

I hereby certify the above to be a true extract from the minutes of a meeting of the Board of Directors held on the date shown above.


/S/ [SIG]           SECRETARY